As filed with the Securities and Exchange Commission on July 23, 2021.
Registration No. 333-227303

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HAMILTON LANE INCORPORATED
(Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)		26-2482738 (I.R.S. Employer Identification No.)

Hamilton Lane Incorporated
110 Washington Street, Suite 1300
Conshohocken, PA 19428
Telephone: (610) 934-2222
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lydia A. Gavalis
General Counsel and Secretary
Hamilton Lane Incorporated
110 Washington Street, Suite 1300
Conshohocken, PA 19428
Telephone: (610) 934-2222
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Matthew H. Meyers Faegre Drinker Biddle & Reath LLP One Logan Square, Suite 2000 Philadelphia, PA 19103 Telephone: (215) 988-2747 Facsimile: (215) 988-2757

Approximate date of commencement of proposed sale to the public: Not Applicable
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note
    On September 12, 2018, Hamilton Lane Incorporated (the “Company”) filed a Registration Statement on Form S-3 (Registration No. 333-227303) (the “Registration Statement”), which became effective automatically upon filing and registered for sale from time to time by the Company of up to 15,000,000 shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”).
    This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the shares of Common Stock that remain unsold thereunder as of the date hereof (the “Unsold Securities”). The Company hereby amends the Registration Statement to deregister and remove from registration under the Registration Statement the Unsold Securities and to terminate the effectiveness of the Registration Statement as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Conshohocken, Pennsylvania, on the 23rd day of July, 2021.

HAMILTON LANE INCORPORATED

By:	/s/ Lydia A. Gavalis
Name: Lydia A. Gavalis
Title: General Counsel and Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.